UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

Zolon Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 30, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(312) 919-4447
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4:                                FINANCIAL INFORMATION

ITEM 4.01:	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Resignation of Prior Firm.

On March 7, 2011, Zolon Corporation (the “Company”) was advised by its Certified Public Accountants. Jewett, Schwartz, Wolfe & Associates (“Jewett”), who had previously served as the Registrant’s independent registered public accounting firm, had sold its audit practice to RBSM LLP, (“RBSM”), the effect of which acquisition was that the firm previously known as Jewett which previously issued the required reports and opinions for the Company’s annual and other periodic reports, was merged out of existence and therefore deemed to have resigned and RBSM would be engaged to serve as the Company’s independent registered public accounting firm.  We are advised and we are therefore disclosing, in this Item 4.01 that the firm previously known as Jewett and now known as RBSM has undergone a change which we believe merits disclosure.  While this situation is not specifically described in the disclosure requirements under Item 304 of Regulation S-K, we believe it is material information that should be disclosed and, for this reason, the Company now announces the change as Item 4.01 in compliance with rules promulgated for current reports on Form 8-K.

Effective March 11, 2011, the Company’s Board of Directors, acting as its Audit Committee, accepted the resignation of Jewett with intention for the engagement of the new firm, RBSM, to succeed Jewett.

The reports of Jewett on the Company’s  financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the reports of Jewett on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2008 and December 31, 2009, and through date of the referenced change in engagement pursuant to merger, being effective March 11, 2011, there were no disagreements between Jewett and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Jewett’s satisfaction, would have caused Jewett to make a reference to the matter in its reports on the Company’s financial statements for those years.  During the years ended December 31, 2008 and December 31, 2009, and through the date of the effectiveness of this change, there were no “reportable events” (as defined by Item 304 (a)(1)(v)(A) through (D)  of Regulation S-K).

The Company has provided Jewett with a copy of the disclosures it is making in response to this Item 4.01.  In response, Jewett has reviewed the disclosures contained in this Current Report on Form 8-K, has consented to the use of past reports and accompanying financial statements for comparison purposes and has furnished the Company with a letter addressed to the SEC, stating that it agrees with the above statements, a copy of which is furnished as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Firm.

Effective on March 11, 2011  (the “Engagement Date”), the Company engaged RBSM as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010.  The engagement of RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors, acting as its Audit Committee.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01:                                   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired – Not required;
(b)	Pro forma financial information – Not required;
(c)	Shell Company Transactions – Not required;
(d)	Exhibits

Exhibit No.	Description

16.1
Letter dated March 11, 2011, from Jewett, Schwartz, Wolfe & Associates, Certified Public Accountants, to the Securities and Exchange Commission regarding change in certifying accountant of Zolon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLON CORPORATION

March 15, 2011	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.             Description of Exhibit

16.1
Letter dated March 11, 2011, from Jewett, Schwartz, Wolfe & Associates, Certified Public Accountants to the Securities and Exchange Commission regarding change in certifying accountant of Zolon Corporation.